UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

(d) On July 23, 2025, Nixxy, Inc. (the “Company”) appointed Mike Schmidt (“Mr. Schmidt”) as a member of the Company’s Board of Directors (the “Board”). Mr. Schmidt has also served as the Company’s Chief Executive Officer since May 7, 2025.

Mike Schmidt, 55, has a career spanning over two decades in the communications industry. From January 2021 until May 2025, he served as the Vice President of Business Development at Biologic Pharmamedical Research. From May 2014 until August 2016, Mr. Schmidt served as President of Urban Communications Inc., or Urbanfibre. From December 2012 until April 2014, he served as Vice President of Business Development at Teliphone Navigata Westel. From July 2009 until December 2012, he served as CEO of Uniserve Communications. Mr. Schmidt has a B.A. from the University of Guelph.

There is no arrangement or understanding between Mr. Schmidt and any other persons pursuant to which Mr. Schmidt was appointed to his position. There are no family relationships between Mr. Schmidt and any of the Company’s officers or directors. There are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Schmidt has a material interest subject to disclosure under Item 404(a) of Regulation S-K, or which has not previously been disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nixxy, Inc.

By:	/s/Adam Yang
Xuqiang (Adam) Yang Chief Financial Officer

Date: July 28, 2025

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